UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

     [X]  Preliminary Information Statement
     [_] Confidential, for Use of the Commission Only [as permitted by Rule 14c-5(d)(2)]
     [_]  Definitive Information Statement


                        BIO-SOLUTIONS INTERNATIONAL, INC.
                    ----------------------------------------
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                        Bio-Solutions International, Inc.
                                1161 James Street
                              Hattiesburg, MS 39402


July 20, 2004

Dear Stockholders:

     Notice is hereby given that on July 20, 2004, we received the written consent, in lieu of a meeting of stockholders, from the holders of a majority of our outstanding voting stock.

     You are encouraged to read the attached Information Statement for further information regarding this action.

     This is not a notice of a meeting of stockholders and no stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 2034, as amended, and NRS 78.385 and 78.390 of the Nevada Corporations Code.




Sincerely,


By: /s/ Louis H. Elwell, III,
------------------------------------
Louis H. Elwell, III,
Sole Officer and Director



Hattiesburg, Mississippi
July 20, 2004

                        Bio-Solutions International, Inc.
                                1161 James Street
                              Hattiesburg, MS 39402

                              INFORMATION STATEMENT
          PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 2034
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY

     This information statement is to be mailed on or about July 30, 2004 to the stockholders of record on July 20, 2004 (the "Record Date") of Bio-Solutions International, Inc., a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority of stockholders of the Company, dated as of July 20, 2004. The actions to be taken pursuant to the written consent shall be taken on or about August 20, 2004, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

TO OUR STOCKHOLDERS:

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JULY 20, 2004.

     NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders dated July 20, 2004, in lieu of a special meeting of the stockholders. Such action will be taken on or about August 20, 2004:

     (1) To consider and vote upon a proposal to create a class of preferred stock with no par value with rights and privileges with respect thereto to be established by the Board of Directors, such total number of shares not to exceed 10,000,000.

     (2) To consider and vote upon a proposal to effect a reverse split of the common stock on the basis of one new share of common stock for every five hundred outstanding shares.

     (3) To consider and vote upon a proposal to amend the Company's Articles of Incorporation that will restate the authorized shares of the Company after the reverse split to 110,000,000 of which 10,000,000 shall be preferred and 100,000,000 shall be common stock; and




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



     (4) To approve the spin-out of its wholly owned subsidiary, Bio-Solutions Franchise Corp. to existing shareholders as of the record date on a pro-rata basis to such existing shareholders, at such time and upon terms and conditions acceptable, if any, to the Board of Directors and in accordance with applicable federal and state securities laws.

By Order of the Board of Directors,

By: /s/ Louis H. Elwell, III,
------------------------------------
Louis H. Elwell, III,
Sole Officer and Director

Date:  July 20, 2004




                [Balance of this page intentionally left blank]








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



                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                        Bio-Solutions International, Inc.
                                1161 James Street
                              Hattiesburg, MS 39402

                         DISSENTERS' RIGHTS OF APPRAISAL

Dissenters may exercise their rights in accordance with Nevada corporate law. For advice on how to exercise this right, please seek legal counsel.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF: OUTSTANDING SHARES AND VOTING RIGHTS

Common stock

As of the record date, the Company's authorized capitalization consisted of 100,000,000 shares of common stock, of which 97,809,083 shares were issued and outstanding for voting purposes as of the record date. Holders of common stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of common stock.

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of July 20, 2004 have voted in favor of the foregoing proposals by resolution dated July 20, 2004; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Preferred Stock

As of the record date, the Company's authorized capitalization consisted of -0-shares of preferred stock.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 2034, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on August 20, 2004.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada General Corporation Law.






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



                      STOCK OWNERSHIP BY CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The table below sets forth information as to each person owning of record or who was known by the Company to own beneficially more than 5% of the 97,809,083 shares of issued and outstanding common stock of the Company as of July 20, 2004 and information as to the ownership of the Company's stock by each of its directors and executive officers and by the directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them.

                    Name and Address              Amount & Nature       Percent
Title of Class      of Beneficial Owner         of Beneficial Owner    of Class
--------------------------------------------------------------------------------
Common stock      Louis H. Elwell, III            3,343,005               5.8%

Common stock      Bio-Solutions Creditor Fund*    40,000,000             41.0%
-----------------
* Represents shares set aside by the Company to collateralize major unsecured creditors. Creditors have voting rights but shares are subject to cancellation and return to treasury in the event such unsecured creditor claims are satisfied in full on or before December 31, 2004.



           DIRECTORS EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
                        EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the name, age, and position of each executive officer and director of the Company:

DIRECTOR'S NAME         AGE     OFFICE
-------------------     ---     ---------------------------
Louis H. Elwell, III*   42      President& CEO, Director
---------
* Louis H. Elwell, III, is the sole officer and director of the Company.


LOUIS H. ELWELL, III, President & CEO, Director

Mr. Louis Elwell is the President & CEO and a member of the board of directors of the Company. From December 2097 to January 2002, Mr. Elwell was the President of Madison Morgan Group, Ltd., a small business consulting firm. From May of 2091 to November 2097, Mr. Elwell was a self employed business consultant. From 2086 to April 2091, Mr. Elwell was the President of Powerex Corporation, an energy management system company. In addition, for two (2) years, Mr. Elwell taught "New Venture Initiation", a required class for Entrepreneurial Management Majors at the Entrepreneurial Center, Wharton School, University of Pennsylvania.

Mr. Elwell presently serves on the Board of Directors of Paradigm Sales & Marketing, Inc. n/k/a Bio-Solutions Franchise Corp., from inception to present, and previously served as a Director and Secretary of QRS Music Technologies, Inc., 1/90 to 7/96, (OTCBB: QRSM).

Mr. Elwell received his Bachelor of Science Degree in Economics from the Wharton School, University of Pennsylvania, where he majored both in Finance and Entrepreneurial Management.


                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 2034 and the rules thereunder require the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies.

Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, Bio-Solutions International, Inc. believes that, during the last fiscal year, the following individual is in compliance with Section 16(a) filing requirements: Louis H. Elwell, III.

                     AMENDMENT TO ARTICLES OF INCORPORATION

On July 20, 2004, our Board of Director voted unanimously to authorize and recommend that our shareholders approve a proposal to effect the reverse stock split, common stock restatement and authorize preferred stock. Pursuant to the reverse stock split, each five hundred of the outstanding shares of our common stock on the date of the reverse stock split (the "Old Shares") will be automatically converted into one share of our common stock (the "New Shares"). The reverse stock split will not alter the number of shares of our commons stock we are authorized to issue, but will simply reduce the number of shares of our common stock issued and outstanding. Notwithstanding the reverse stock split, our Articles of Amendment will reflect 100,000,000 shares of authorized common stock. In addition, the Articles of Amendment will reflect 10,000,000 shares of authorized preferred stock. The reverse stock split, common stock increase and authorize preferred stock will become effective upon filing of the Amendment to our Articles of Incorporation with the Nevada Secretary of State.

Purpose and Effect of Proposed Reverse Stock Split

The Board believes the reverse stock split is desirable because it will assist us by helping to raise the trading price of our common stock. Our Board believes that the higher share price which should result from the reverse stock split will help generate interest in us among investors and thereby assist us in raising capital to fund our operations.

The effect of the reverse stock split upon the market price for our common stock cannot be predicted. There can be no assurance that the market price per new share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of old shares of our common stock outstanding resulting from the reverse stock split. The market price of our common stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse stock split will effect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in us or proportionate voting power. In lieu of issuing fractional shares, we will issue any shareholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split one share of our common stock.

The Reverse Stock Split will have the following effects upon the number of shares of our Common stock outstanding:

Upon the effectiveness of the reverse stock split, the number of shares owned by each holder of common stock will be reduced by the ratio of five hundred to one share of common stock he or she owned immediately prior to the reverse stock split. The per share loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding. The principal effect of the reverse stock split will be that (i) the number of shares of common stock issued and outstanding will be reduced from 97,809,083 shares to approximately 205,618 shares.

Pursuant to the reverse stock split, the par value of the common stock will remain $.0001 per share. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced to one five hundredth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.

Manner of Effecting the Reverse Stock Split and Exchange Stock Certificates

The reverse stock split will be effected by the filing of the Articles of Amendment with the Secretary of the State of Nevada. The reverse stock split will become effective on the date of filing the Articles of Amendment unless we specify otherwise (the "Effective Date"). The split shall occur electronically on the books of the Company's Transfer Agent and at the time of deposit of the share certificates at any brokerage house and it shall not be necessary for current shareholders to exchange outstanding share certificates. Mechanically, the Transfer Agent effects the reverse immediately on the books of the Transfer Agent as of the Effective Date. Existing certificates held by shareholders will continue to represent pre-split shares and the effect of the reverse will occur electronically. Until surrendered, each outstanding certificate representing the old shares will be deemed for all corporate purposes after the effective date to evidence ownership of the new shares in the appropriately reduced number.

Reasons for the Proposed Increase in Authorized Common stock

The Company is currently authorized to issue 100,000,000 shares of common stock, $.0001 par value per share, of which 97,809,083 shares were issued and outstanding at the close of business on the Record Date.

The Company has no present agreement to issue any additional shares of common stock. However this amendment is being sought because the Board of Directors believes that maintaining the authorized common stock at 100,000,000 shares would make available those shares for capital raising and other acquisitions as well as incentive options. Such stock issuances could be for cash, securities or other property, allowing the Company to take advantage of favorable market conditions, attract or retain personnel or business opportunities including acquisitions.

There can be no assurances, nor can the Board of Directors of the Company predict what effect, if any, the proposed increase in authorized common stock will have on the market price of the Company's common stock. This amendment is being sought solely to enhance the Company's corporate finance flexibility.

Reasons for the Proposed Authorization of Preferred Stock

The Board of Directors proposes to amend the Company's Articles of Incorporation to establish preferred stock, with a limitation of 10,000,000 authorized shares to be issued upon terms and conditions established by the Board of Directors.

This amendment is being sought because the Board of Directors believe that it is advisable and in the best interests of the Company to have available additional shares of preferred stock to provide the Company with greater flexibility in financing the continued operations of the Company and undertaking acquisitions. The Company believes that the preferred stock will provide the Company with a capital structure better suited to meet the Company's short and long term capital needs. The shares of preferred stock permits the Company to negotiate the precise terms of an equity instrument by simply creating a new series of preferred stock without incurring the cost and delay in obtaining shareholder approval. This allows the Company to more effectively negotiate with, and satisfy the precise financial criteria of any investor in a timely manner.

Management of the Company is not aware of any present efforts of any persons to obtain control of the Company, and the proposed increase in authorized shares of preferred stock is not intended to be an anti-takeover device. The Proposed Amendment is being sought to augment liquidity and to enhance corporate flexibility generally.

Reasons to Approve Spin-Out To Existing Shareholders

The reorganization of the Company expressly provides for all existing assets to be distributed to shareholders through the spin-out of its existing wholly owned subsidiary to existing shareholders. The distribution of shares will be pro rata to such existing shareholders and leaves each existing shareholder with the same interest in assets and liabilities of the Company that each shareholder




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




currently holds. In addition, the extended reorganization of the Company to have a structure enabling the Company to attract other businesses and develop such is intended to give each shareholder added value.

The spin-out as stated will be pro rata to existing shareholders. Any additional terms and conditions will be established by the Board of Directors. The timing, status as public or private entity, warranties, representations and related matters will also be determined and established by the Board of Directors. All of the foregoing will and must be in compliance with applicable federal and state securities laws.

No Dissenter's Rights

Under the Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our proposed Amendment, and we will not independently provide our shareholders with any such right.

Certain Federal Income Tax Consequences

We believe that the federal income tax consequences of the reverse stock split to holders of old shares and holders of new shares will be as follows:

     o Except as set forth in (5) below, no gain or loss will be recognized by a shareholder on the surrender of the old shares or receipt of a certificate representing new shares.

     o Except as set forth in (5) below, the aggregate tax basis of the new shares will equal the aggregate tax basis of the old shares exchanged therefore.

     o Except as set forth in (5) below, the holding period of the new shares will include the holding period of the old shares if such old shares were held as capital assets.

     o The conversion of the old shares into the new shares will produce no gain or loss to us.

     o The federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

Our beliefs regarding, the tax consequence of the reverse split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as bank, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.




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



The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

The foregoing summary is included for general information only. Accordingly, shareholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the actions taken herein.


BY ORDER OF THE BOARD OF DIRECTORS



By: /s/ Louis H. Elwell, III,
------------------------------------
Louis H. Elwell, III,
Sole Officer and Director

July 20, 2004











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